Filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5810	20-4145825
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

130 Royall Street

Canton, Massachusetts 02021

(781) 737-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nigel Travis

Chief Executive Officer

Dunkin’ Brands Group, Inc.

130 Royall Street

Canton, Massachusetts 02021

(781) 737-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Marcus Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199-3600 Telephone: (617) 951-7000 Facsimile: (617) 951-7050	Richard Emmett Senior Vice President and General Counsel Dunkin’ Brands Group, Inc. 130 Royall Street Canton, Massachusetts 02021 Telephone: (781) 737-3360 Facsimile: (781) 737-4360	D. Rhett Brandon Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-180190

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☐	Accelerated filer	☐	Non-accelerated filer ☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,060,000	$29.50	$149,270,000	$17,107

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-180190) initially filed by Dunkin’ Brands Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 16, 2012, and amended on March 28, 2012, which was declared effective by the Commission on March 29, 2012, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit List attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts on the 29th day of March, 2012.

DUNKIN’ BRANDS GROUP, INC. (Registrant)

By:	/s/ Nigel Travis
Name:	Nigel Travis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

* Nigel Travis	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2012

* Neil Moses	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2012

* Jon Luther	Director	March 29, 2012

* Todd Abbrecht	Director	March 29, 2012

* Andrew Balson	Director	March 29, 2012

* Anita Balaji	Director	March 29, 2012

* Anthony DiNovi	Director	March 29, 2012

* Michael Hines	Director	March 29, 2012

* Sandra Horbach	Director	March 29, 2012

* Mark Nunnelly	Director	March 29, 2012

* Joseph Uva	Director	March 29, 2012

*By:	/s/ Richard J. Emmett
Richard J. Emmett
Attorney-in-fact

EXHIBIT LIST

Exhibit Number	Exhibit Title

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte Anjin LLC

23.3	Consent of PricewaterhouseCoopers Aarata

23.4	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.5	Consent of The NPD Group, Inc.

24.1	Powers of Attorney (previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-180190)